UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 19, 2004

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Item 5.  Other Events

                Attachment I of this Form 8-K are the slides used by IBM’s Chairman and CEO Samuel J. Palmisano during the 2004 Spring Securities Analysts Meeting held on Wednesday, May 19, 2004. During his remarks, Mr. Palmisano noted that IBM expects gross profit margins to gradually improve quarter to quarter this year, with the objective to grow gross profit dollars. Additional information regarding statements made during this meeting about Return on Invested Capital (ROIC), including a reconciliation of those statements to comparable GAAP measures, can be found in IBM's Form 8-K dated April 15, 2004.

                IBM’s web site  (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  May 19, 2004

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

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Attachment I

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IBM LOGO

Securities Analyst Meeting

May 19, 2004

                Samuel J. Palmisano

                Chairman and CEO

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the Company’s filing with the SEC.  Copies are available from the SEC, from the IBM Web site, or from IBM Investor Relations.

© 2004 IBM Corporation

I.                             Is the industry’s return to growth driven by cyclical or more fundamental forces?

II.                         Is IT a $1.2 trillion industry returning to mid-single-digit growth, or is there a much bigger opportunity?

III.                     What are the winning strategies to capture value,
going forward?

IV.                    What are the implications for the IBM business model?

V.                        How will investors profit?

© 2004 IBM Corporation

I.                             Is the industry’s return to growth driven by cyclical or more fundamental forces?

II.                         Is IT a $1.2 trillion industry returning to mid-single-digit growth, or is there a much bigger opportunity?

III.                     What are the winning strategies to capture value, going forward?

IV.                    What are the implications for the IBM business model?

V.                        How will investors profit?

Securities Analyst Meeting

May 19, 2004

New York, NY